Exhibit 99.1
News Release
Contact: Ralph Pitts, Belk, Inc., 704-426-8402, ralph_pitts@belk.com
Belk, Inc. Reports Third Quarter Operating Results
Company Achieves Significant Increase in Net Income
CHARLOTTE, N.C., December 3, 2009 — Belk, Inc. today announced operating results for its fiscal third quarter and first nine months ended October 31, 2009.
Net Sales
Net sales for the 13-week period were $728.0 million compared to $741.4 million for the same prior-year period. The decrease was due primarily to economic conditions and a continuation of cautious spending by consumers. On a comparable store basis, sales for the quarter decreased 2.1 percent.
Net sales for the 39-week period were $2,249.1 million compared to $2,388.0 million for the same prior-year period. Comparable store sales for the period decreased 6.5 percent.
Net Income
Net income for the 13-week period increased to $0.4 million compared to a net loss of $23.5 million in the same prior-year period. The increase was due primarily to the company’s success in controlling inventories and expense and improved gross margin performance during the period. Net income excluding non-comparable items was $1.3 million compared to a net loss of $24.2 million in the same prior-year period. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.
Net income for the 39-week period grew to $10.4 million compared to a net loss of $10.2 million for the same prior-year period. Net income excluding non-comparable items was $11.8 million compared to a net loss of $11.9 million for the same prior-year period.
Tim Belk, chairman and chief executive officer of Belk, Inc., said, “We’re encouraged by an improvement in our sales trends and are pleased that we were able to deliver a profitable quarter and maintain our strong cash position. We believe that the operating environment has stabilized, and merchandise margins have improved. As always, we appreciate the hard work of our associates and their dedication to providing fashionable assortments and exceptional service.”
Store Expansion
The company completed a major expansion and renovation of its Belk store at the Mall at Shelter Cove in Hilton Head, S.C. during the third quarter and held a grand re-opening on October 14, 2009 in celebration of the event.
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About Belk, Inc.
Charlotte, N.C.-based Belk, Inc. is the nation’s largest privately owned mainline department store company. It operates 306 Belk stores located in 16 Southern states. The company was founded in 1888 by William Henry Belk in Monroe, N.C., and is in the third generation of Belk family leadership. Its Belk.com Web site is designed with many special features to make online shopping exciting, convenient and easy for customers. It offers a wide assortment of fashion apparel, shoes and accessories for the entire family along with top name cosmetics, a wedding registry and a large selection of quality merchandise for the home.
Notes:
To provide clarity in measuring Belk’s financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of “net income excluding non-comparable items.” Belk believes that “net income excluding non-comparable items” is a financial measure that emphasizes the Company’s core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results.
Belk also excludes such items when evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk’s results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of “net income excluding non-comparable items” should not be considered in isolation or as a substitute for GAAP net income.
Certain statements made in this news release are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the Company’s future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as “may,” “will,” “intend,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss in our forward-looking statements include, but are not limited to: general, economic, political and business conditions, nationally and in our market areas; unseasonable and extreme weather conditions in our market areas; the income received from GE, the operator of our private label credit card business; our ability to correctly anticipate appropriate inventory levels during the year; the efficient and effective operation of our distribution network and information systems to manage sales, distribution, merchandise planning and allocation functions; our ability to execute growth and expansion plans; our ability to successfully integrate the Parisian department stores acquired from Saks Incorporated; our ability to integrate and operate our in-house fine jewelry business; our ability to successfully expand and operate our Belk.com website; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to manage the Company’s expense structure; and our ability to comply with debt covenants which could adversely affect our capital resources, financial condition and liquidity.
For additional information on these and other risk factors, see the section captioned “This Report Contains Forward-Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009 and in other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.
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BELK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008
		(millions)
Revenues	$728.0	$741.4	$2,249.1	$2,388.0
Cost of goods sold (including occupancy, distribution and buying expenses)	496.5	532.6	1,550.9	1,664.5
Selling, general and administrative expenses	215.8	235.5	642.2	706.5
Gain on sale of property and equipment	0.6	2.2	1.6	4.2
Asset impairment and exit costs	(0.1)	0.7	1.0	2.7
Pension curtailment charge	2.7	—	2.7	—

Operating income (loss)	13.7	(25.2)	53.9	18.5
Interest expense, net	(12.9)	(11.9)	(38.3)	(38.4)
Gain (loss) on investments	—	(0.2)	—	1.6

Income (loss) before income taxes	0.8	(37.3)	15.6	(18.3)
Income tax expense (benefit)	0.4	(13.8)	5.2	(8.1)

Net income (loss)	$0.4	$(23.5)	$10.4	$(10.2)

BELK, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME AND
NET INCOME EXCLUDING NON-COMPARABLE ITEMS
(unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 31,	November 1,	October 31,	November 1,
	2009	2008	2009	2008
		(millions)
Net income (loss)	$0.4	$(23.5)	$10.4	$(10.2)
Gain on sale of property and equipment, net of income tax	(0.3)	(1.4)	(1.0)	(2.3)
Asset impairment and exit costs, net of income tax	(0.1)	0.5	0.6	1.5
Pension curtailment charge, net of income tax	1.3	—	1.8	—
(Gain) loss on investments, net of income tax	—	0.2	—	(0.9)

Net income (loss) excluding non-comparable items	$1.3	$(24.2)	$11.8	$(11.9)

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